Exhibit 99.1

Pingtan Marine Enterprise Schedules 2017 Fourth Quarter and Year-End Financial Results and Conference Call on March 15, 2018

FUZHOU, China, March 5, 2018 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), ("Pingtan," or the "Company"), an integrated marine services company in the People's Republic of China (PRC), announced today that it expects to release its financial results for the fourth quarter and year-ended December 31, 2017, after the market closes on Wednesday, March 14, 2018 and will conduct its quarterly conference call to discuss these results at 8:30 a.m. ET on Thursday, March 15, 2018.

Conference Call Details

Thursday, March 15, 2018 - 8:30 a.m. ET.

Participant Dial-In Numbers:

(United States):	877-407-0310

(International):	201-493-6786

Webcast

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q4-2017. This webcast will be archived and accessible through the Company's website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

CONTACT:
Roy Yu
Chief Financial Officer
Pingtan Marine Enterprise Ltd.
Tel: +86 591 87271753
ryu@ptmarine.net

Johnny Zhang
IR Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
jzhang@ptmarine.net

Maggie Li
IR Deputy Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS
The Equity Group Inc.
Adam Prior, Senior Vice President
Tel: (212) 836-9606
aprior@equityny.com

In China
Katherine Yao, Senior Associate
Tel: +86 10 6587 6435
kyao@equityny.com